Exhibit 10.1

STATE OF MISSISSIPPI

COUNTY OF HARRISON

ASSIGNMENT OF LEASE

FOR AND IN CONSIDERATION of the sum of Ten ($10.00) Dollars, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, JOE LANCON and CHARMAINE LANCON (a/k/a Charmagne Lancon), hereinafter collectively “Lessee/Assignor” do hereby assign, sell, convey, transfer and deliver to Premier Entertainment Biloxi LLC, a Delaware limited liability company, hereinafter, “Assignee”, all of Lessee/Assignor’s right, title and interest, including any and all riparian and littoral rights appertaining thereto, in and to that certain Lease Contract (the “Lease”) from the City of Biloxi and the Biloxi Port Commission to Lessee/Assignee, dated January 11, 1993, and recorded in the land deed records of Harrison County, Mississippi, Second Judicial District, at Book 251, Page 289, and re-recorded at Book 252, Page 635, and any extensions and/or renewals thereof, and all of the Lessee/Assignor’s right, title and interest in the premises leased in the Lease, commonly known as Fisherman’s Harbor Seafood Restaurant, 749 Beach Boulevard, Biloxi, Mississippi 39530, more particularly described as:

That certain real property being situated in the City of Biloxi, Second Judicial District of Harrison County, Mississippi, and being described more particular as follows, to-wit:

Commencing at the intersection of the South line of a concrete sidewalk on the South margin of U.S. Highway No. 90 with the East margin of Lameuse Street if said East margin were extended South, thence run S 0° 35'11'' E along said extension a distance of 234.96 feet to a point, thence S 89° 53' 06'' E a distance of 4.19 feet to a point having co-ordinated values of N263731.954 and E483083.834 based on City Base Mapping Monuments 29 and 44, said point also being the Point-of-Beginning of the herein described parcel.

From said Point-of-Beginning continue S 89° 53' 06'' E along the centerline of the existing seawall a distance of 65.00 feet to a point, thence S 0° 38' 16'' E a distance of 50.00 feet to a point, thence N 89° 53' 06'' W a distance of 30.69 feet to a point at the Southeast corner of the existing Seafood Market, thence N 89° 53' 06'' W along the South line of said Seafood Market a distance of 46.08 feet to a point on the West face of a concrete sidewalk, thence N 0° 385' 16'' W along said West face a distance of 80.96 feet to the point-of-Beginning.

Said parcel contains 4,663.79 sq. ft or 0.11 acres more or less.

Assignee agrees to accept the Lease and/or renewals thereof, and to perform all of Lessee/Assignor’s remaining obligations under said Lease accruing after the date hereof.  Lessee/Assignor agrees to satisfy all obligations under the Lease required to be performed prior to the date hereof, and agrees to indemnify, hold harmless, and defend Assignee for any and all claims related thereto.

The parties acknowledge that Lessee/Assignor shall deliver possession of the leased premises to Assignee in sixty (60) days from the date hereof, unless sooner as may be agreed to by the parties, which sixtieth (60th) day shall end on March 29, 2004; time being of the essence.

WITNESS the signatures of the Lessee/Assignor on this the 30th day of February, 2004.

/s/ Joe Lancon
JOE LANCON, Lessee/Assignor

/s/ Charmaine Lancon
CHARMAINE LANCON, Lessee/Assignor

STATE OF MISSISSIPPI

COUNTY OF HARRISON

Personally appeared before me, the undersigned authority in and for the above county and state, JOE LANCON, Lessee/Assignor, who acknowledged to me that he signed and delivered the above and foregoing instrument on the day and year therein written.

Given under my hand and official seal of office, this 30th day of February, 2004.

/s/ Joni L. Stone
NOTARY PUBLIC
My Commission Expires:	March 20, 2005

[SEAL]

STATE OF MISSISSIPPI

COUNTY OF HARRISON

Personally appeared before me, the undersigned authority in and for the above county and state, CHARMAINE LANCON, Lessee/Assignor, who acknowledged to me that she signed and delivered the above and foregoing instrument on the day and year therein written.

Given under my hand and official seal of office, this 30th day of February, 2004.

/s/ Joni L. Stone
NOTARY PUBLIC
My Commission Expires:	March 20, 2005

[SEAL]

Lessee/Assignor:	Assignee:
Joe & Charmaine Lancon	Premier Entertainment Biloxi LLC
159-B Howard Avenue	Attn: Joseph Billhimer, Jr.
Biloxi, MS 39530	11400 Reichold Road
Phone: 228-374-5952	Gulfport, MS 39503
Phone: 228-594-4021

Indexing Instructions:

Biloxi City Block 100, 2nd J.D., Harrison County, MS

Instrument Prepared by:

Patrick A. Sheehan, MSB# 6747
Sheehan Law Firm
179 Lameuse Street
Biloxi, Mississippi 39530
P: (228) 432-1107
F: (228) 432-1112
E-mail: SheehanLawFirm@bellsouth.net

STATE OF MISSISSIPPI

COUNTY OF HARRISON

SECOND JUDICIAL DISTRICT

LEASE CONTRACT

THIS INDENTURE made and entered into on this the 11th day of January, 1993, by and between CITY OF BILOXI, MISSISSIPPI, a municipal corporation organized and existing under the law of the State of Mississippi and the Biloxi Port Commission, hereinafter referred to as “Lessor”, and Joe Lancon and Charmagne Lancon, hereinafter referred to as “Lessee”, WITNESSETH:

IN CONSIDERATION of the sum of Ten and No/100 ($10.00), cash in hand paid by Lessee to Lessor, receipt of which is hereby acknowledged, together with other good and valuable considerations, including the mutual promises and covenants hereinafter set forth, the parties agree as follows:

1.             DEMISE AND DESCRIPTION:  The Lessor does hereby lease, let and rent to the Lessee and the Lessee does hereby rent of and from the Lessor the real property more particularly described in Exhibit “A” attached hereto.

2.             TERM AND RENTAL:  This lease is for a term of eight (8) years commencing on the sixty-first (61st) day following the issuance of a certificate of occupancy by the City of Biloxi Planning Division.  In the event a certificate of occupancy is not issued by the City of Biloxi within ninety (90) days, this lease shall be void and of no effect.  During the term hereof, the Lessee shall pay the Lessor a monthly rental of $675.00.  The rental payments under this lease shall be due and payable on the fifteenth day of each month throughout the length of this lease contract and any renewals or extensions thereof.  All rental payments due hereunder shall be made by Lessee to the Lessor at its offices at City Hall, 138 Lameuse Street, Biloxi, Mississippi, or by mailing the same to Post Office Box 429, Biloxi, Mississippi 39533, or by paying the same at such other place as the Lessor may hereafter designate.  A late fee of $50.00 shall be assessed on any rental payment received by Lessor more than ten (10) days after its due date.

3.             OPTION TO RENEW:  Upon the expiration of the primary term hereof, Lessee has the right to renew this lease for two (2) successive five (5) year terms by giving notice of such option to renew to the Lessor ninety (90) days prior to the expiration of the primary term, and if applicable, ninety (90) days prior the expiration of the first renewal term.  Except to the extent mutually agreed upon by the parties hereto, the terms, conditions and provisions of the renewal terms of this lease, with the exception of the rental payments, shall be the same as those which are herein contained.  The rental payments due under the renewal terms of this lease shall be reviewed prior to the inception of each of the renewal terms to determine the current fair market rental value of the leased premises.  The fair market rental value shall be determined in accordance with Miss. Code Ann. Section 21-17-1.

4.             USE OF DEMISED PREMISES:  The leased premises shall be used by the Lessee for the purpose of operating a restaurant. The

Lessee shall not use or occupy the leased premises nor any portion thereof for any business or enterprise deemed to be hazardous on account of fire or otherwise; and Lessee shall not use nor permit to be used the leased premises nor any portion thereof for any purpose, business, enterprise, or undertaking which shall be unlawful, or in violation of any ordinance, rule, or regulation of the City of Biloxi.

At all times during the primary term and any renewal or extension term of this lease, Lessee shall comply with all laws, ordinances, rules, and regulations of the federal, state, county, and municipal authorities applicable to the leased premises and the business or enterprise to be conducted thereon by Lessee.  Lessee will not operate the premises in any manner which would constitute an unreasonable nuisance or unreasonably interfere with the health, safety, or comfort of the users or residents of the surrounding or nearby properties.  Upon notice by Lessor to Lessee that any of the aforesaid is occurring, the Lessee shall, within five (5) days thereafter, remove, control the same, or justify the continuation of same to the satisfaction of the Lessor.

The Lessee shall, at all times, keep and maintain the whole of the leased premises, in a clean and neat condition, free from dirt, litter, rubbish, and debris.  All garbage and refuse shall be kept in containers of a kind or character which may, from time to time, by specified by Lessor, and shall be removed or disposed of at Lessee’s cost and expense.

5.             ASSIGNMENT AND/OR SUBLEASE:  Lessee may not assign this Lease contract nor sublease the leased premises or any portion thereof without the prior, written consent of the Lessor.

6.             UTILITIES:  Lessee covenants and agrees to promptly pay, when due, all bills, charges, or rentals for water, sewer service, electric power, gas, and other utilities used in or on the leased premises, and will hold the Lessor harmless from any liability or responsibility with reference to same and will not suffer any lien to attach to the leased premises or any portion of said premises by reason of the nonpayment or same.

7.             SIGNS:  Lessee shall have the right to erect or place any reasonable signs or notice on the leased premises provided the same shall not occasion any liability to inure to the potential detriment of the Lessor and provided such signs shall be in strict conformity within any ordinances, rules, or regulations of the City of Biloxi.

8.             MAINTENANCE AND REPAIRS:  During the term hereof, Lessee shall supply and pay for all labor and materials necessary for the performance of its responsibilities regarding the repairs, upkeep and maintenance of the leased premises and shall not suffer or permit any lien to attach to, on, or against the leased premises or any portion thereof by reason of the nonpayment of such bills and costs and will hold the Lessor harmless from and against the same. The Lessee covenants and agrees to keep and maintain the leased premises and every portion thereof in a condition and state of repair substantially equal to or better than that existing at the time of the inception of this lease and will keep the leased premises free from litter and debris and will not permit any fire or other hazard to exist without promptly removing or curing the same.

9.             HAZARD AND FLOOD INSURANCE:  Lessee agrees, binds, and obligates itself to secure, maintain, and pay all premiums for fire, and extended coverage insurance on the structure and other improvements located on the leased premises in an amount not less than $50,000.00.  Lessee shall also secure, maintain, and pay all premiums for flood insurance on the structures and other improvements located thereon in an amount not less than $50,000.00.  Lessor shall be listed on both policies specified in this paragraph as an additional loss payee.  The original or a true copy of the policy or policies and any renewals or replacements thereof shall be furnished to Lessor along with evidence from the insurance company or its agent of the payment of the premium(s) .  Such insurance shall be secured from and written by a reputable insurance company qualified to do business in the State of Mississippi.  Should Lessee fail or refuse to purchase, maintain, and/or pay the premiums for such fire and extended coverage insurance and flood insurance or should Lessee fail to furnish to the Lessor the original or a true memorandum copy of such insurance policy or policies evidencing the existence of such insurance coverage applicable to all times during the term hereof, such failure or refusal may be deemed by Lessor to be a material breach of this contract, entitling the Lessor to the rights and remedies as set out in paragraph 16 relating to default; or, should the Lessee fail and refuse to secure and/or pay the premiums for such fire and extended insurance coverage or flood insurance, Lessor shall have the right to secure, purchase, and pay for such insurance coverage in the amounts set forth above or such lesser amount as is deemed suitable by the Lessor and to notify the Lessee of same and to require the payment or reimbursement of such premiums along with the next following monthly rental which shall become due from the Lessee under the terms hereof, and the failure by Lessee to pay or reimburse Lessor for insurance premium(s) so paid or before the tenth (10th) day of the following month after such notice may be deemed by Lessor to be a breach of this contract entitling the Lessor to all rights and remedies as set out in paragraph 16 relating to default.

10.           PUBLIC AND EMPLOYEE LIABILITY:  The Lessee does hereby covenant and agree to indemnify Lessor of and against any and all liability or responsibility for damage or injury to the persons or property of any third party including, but not limited to, employees, officers, or agents of the Lessee and including, but not limited to, licensees, invitees, or trespassers on the leased premises, which shall occur or arise on or about the leased premises or by reason of the Lessee’s use or occupancy thereof.  During the entire term of this lease or any renewal or extension hereof, Lessee shall purchase, secure, maintain, and prepay the premiums for workmen’s compensation insurance and for general public liability insurance with liability limits of at least $1,000,000.00 single limit for bodily injuries or property damage.

11.           INSPECTIONS:  Lessee agrees to permit the Lessor or its authorized agents to enter upon and to inspect the leased premises and the equipment, machinery, and fixtures which may, from time to time, be situated thereon; provided, however, such inspections shall be made and performed after pre-arrangement with Lessee, and every reasonable effort shall be made by Lessor to avoid inconvenience to Lessee or disruption of its business or operations.

12.           CASUALTY DAMAGE:  In the event the structure or other improvements on the leased premises or any portion thereof shall be damaged by fire or other cause or casualty and in the event such damage can be reasonably repaired and restored within a period of ninety (90) days, this lease contract shall remain in force, but the rental reserved hereby shall abate to the proportionate extent that the leased premises shall have been rendered unusable or untenantable by Lessee for the purposes intended and for the period of time actually required for the performance of repairs and restoration.  And in the case of such damage or injury, the proceeds of any casualty insurance paid or recovered shall be used and/or made available by Lessor to pay the costs of labor and materials for the accomplishment of such repairs and restoration.  Nevertheless, in no event shall Lessor be required to expend any sum in excess of the actual amount recovered from such insurance toward the repair and restoration of the premises.

Should the structures or other improvements located on the leased premises be completely or substantially destroyed or rendered untenantable or unusable by the Lessee for the intended uses/purposes for a period of time in excess of ninety (90) days by reason of fire or other casualty this lease contract may be terminated by either party hereto upon ten (10) days notice in writing to the other party, in which event the rental due hereunder shall be adjusted to the date of the occurrence of such fire or casualty.

The Lessor shall have no responsibility whatsoever with regard to damage to or destruction of furniture, fixtures, machinery, and equipment of the Lessee or any third parties installed in or situated on the leased premises, regardless of the cause or reason for such damage or destruction.

Any insurance payment or recovery made or had as a result of an insurable loss of or damage to the structures or other improvements located on the leased premises shall be used to return the structures and other improvements located on the leased premises, to the condition substantially equal to or better than that existing at the time of the inception of this lease.  Any insurance payment or recovery made or had by reason or damage to or destruction of furnishings, trade fixtures, machinery, and equipment owned by Lessee shall be payable to and shall be and belong to the Lessee.

13.           QUIET ENJOYMENT AND VACATION OF PREMISES:  Provided the Lessee shall pay, when due, all rentals reserved hereby and shall do, perform, and/or abide by all of the terms, conditions, and covenants upon it as herein provided, Lessee shall have the right to the continued, uninterrupted, peaceful, and quiet use and enjoyment of the leased premises during the full term hereof and the term of any renewal or extension hereof.

Upon the termination hereof (either by expiration of the primary or any renewal or extension term hereof or by any breach, violation, cause, or occurrence which may serve to permit termination or cancellation hereof), Lessee covenants and agrees to release, surrender, and abandon the whole of the leased premises, including any additions, alterations, or real improvements thereto, in a good condition, reasonably equal to the condition of same on the date hereof, normal wear and tear and/or damage by casualty not caused by any intentional or negligent act of the Lessee, its agents, officers, or employees being specifically excepted.

14.           IMPROVEMENTS AND/OR ALTERATIONS:  Lessee shall have the right, from time to time, to make such reasonable additions, alterations, or improvements to the leased premises as shall be suitable or necessary for Lessee’s conduct and operation of its business on the leased premises, provided, however, prior to the commencement of such additions, alterations, or improvements, Lessor shall have approved, in writing, the plans and specifications therefor.  In the event the Lessor shall decline approval of such plans and specifications submitted by Lessee, the reason(s) therefore shall be promptly transmitted, in writing, to Lessee.

Except as hereinabove provided, no improvements, additions, or alterations of or to the real improvements on the leased premises shall be made without the prior, written consent or approval of the Lessor.  Any and all improvements, additions, and alterations which the Lessee shall make or attach or shall cause to be made or attached to the leased premises (whether made with or without consent or approval of the Lessor) shall, at the option of the Lessor, become part of the leased premises and the property of the Lessor and shall remain at or in the leased premises at the conclusion or termination of this lease or any renewal or extension hereof.

The preceding paragraphs shall not apply with respect to any trade fixtures, equipment, or machinery installed in or on the leased premises in connection with the accomplishment by Lessee of its purposes as hereinabove provided.

15.           TAXES:  All ad valorem taxes levied or payment in lieu of taxes levied on or against the real property or improvements shall be promptly paid when due by the Lessee.  Any ad valorem taxes levied or assessed on or against any equipment, machinery, furnishings, trade fixtures, inventory or stock of materials or manufactured goods shall be the responsibility of the Lessee, and Lessee shall pay all taxes promptly as and when the same shall become due and shall not suffer or permit any lien to attach to or against the lease premises or any portion thereof by reason of the nonpayment of such taxes.

16.           DEFAULT:  Should the leased premises be abandoned or vacated by Lessee, if proceedings are commenced against Lessee in any court under a bankruptcy act for the appointment of a trustee or receiver of Lessee’s property, should any rental payment become due but be unpaid and remain unpaid for a period of ten (10) days following the due date thereof or should Lessee default or commit a material breach in the performance of or with reference to any of the covenants, terms, conditions, agreements, or provisions hereof applicable to it, the Lessor may, at its option, demand, recover, and take possession of and re-enter the leased premises, and, thereupon, this lease shall absolutely determine without prejudice to any other right or remedy of the Lessor with respect to a breach for violation by the Lessee of any of the terms or conditions herein contained and applicable to it.  Nevertheless, except with regard to the payment of rental, the right of the Lessor to demand, take, and recover possession of the leased premises upon default by the Lessee shall be predicated upon compliance with the following conditions:  The Lessor, or an agent or attorney of the Lessor, shall furnish notice in writing of the breach or default claimed to exist and the details regarding the same and the Lessee shall then and there have period of thirty (30) days from the date of the delivery of such notice within which to cure such default should it be willing or able to do so; should the Lessee cure or correct the breach or default claimed by the Lessor within thirty (30) days following the receipt of notice as hereinabove provided, then and in such event, the provisions hereinabove set forth for the termination or cancellation of this lease contract shall lapse.  Should it become necessary for the Lessor to retain an attorney to enforce any of the Lessee’s obligations under the terms of this lease, Lessee shall be responsible for the payment of a reasonable attorney’s fee.

17.           NOTICES:  Any notices as called for, required, or given under the terms of this lease contract shall be in writing and shall be deemed to be duly given only if delivered personally or mailed by certified mail, postage prepaid, addressed as to the Lessee at 772 Hengen Lane, Biloxi, Mississippi 39532, and as to the Lessor in care of the Mayor at P.O. Box 429, Biloxi, Mississippi 39532.  If either party admits in writing the receipt of any notice, evidence of service in accordance herewith shall not be necessary.

18.           MISCELLANEOUS PROVISIONS:

(a)           Captions:  The captions or headings of provisions herein are for convenience only and shall not be construed to affect the actual terms, conditions, and provisions of this lease contract.

(b)           Designation of Parties:  The terms “Lessor” and “Lessee” as used herein throughout shall designate the party Lessor and the party Lessee regardless of gender, number, and regardless of whether such party shall be a corporation, individual, or public body, or any combination thereof.

(c)           This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Mississippi.

(d)           This lease contract contains the entire agreement between the parties and may not be amended or altered except by written agreement.

19.           Subject to the provisions herein contained, this contract is binding upon the parties hereto, their heirs, assigns, personal representatives, executors, administrators, and successors.

IN WITNESS WHEREOF, the parties have hereunto set their hand as of the day and year hereinabove set forth.

LESSOR:

CITY OF BILOXI, MISSISSIPPI, a Municipal Corporation

		By:	/s/ [ILLEGIBLE]
Mayor

ATTEST:	/s/ [ILLEGIBLE]
MUNICIPAL CLERK

(SEAL)		BILOXI - PORT COMMISSION

		By:	/s/ [ILLEGIBLE]
President

ATTEST:	/s/ [ILLEGIBLE]
SECRETARY

(SEAL)

[SEAL]		LESSEES:

/s/ Joe Lancon
JOE LANCON

/s/ Charmagne Lancon
CHARMAGNE LANCON

STATE OF MISSISSIPPI

COUNTY OF HARRISON

Personally appeared before me, the undersigned authority in and for the aforesaid jurisdiction, Pete Halat and F. Cliff Kirkland, the Mayor and Municipal Clerk, respectively, of the City of Biloxi, a municipal corporation, who acknowledged that they signed and delivered the above and foregoing instrument on the day and year herein mentioned, after being duly authorized to so do.

Given under my hand and seal of office on this the 22nd day of January, 1993.

/s/ [ILLEGIBLE]
NOTARY PUBLIC
My Commission Expires:
5/9/95
[SEAL]

STATE OF MISSISSIPPI

COUNTY OF HARRISON

Personally appeared before me, the undersigned authority in and for the said county and state, on this 2lst day of January, 1993, within my jurisdiction, the within named Joe Creel and Horace J. Guillotte who acknowledged that they are the President and Secretary, respectively of the Biloxi Port Commission, and that for an on behalf of the said corporation, and as its act and deed executed the above and foregoing instrucment after first having been duly authorized so to do.

Given under my hand and seal of office on this the 21st day of JANUARY, 1993.

/s/ [ILLEGIBLE]
NOTARY PUBLIC
My Commission Expires:
My Commission Expires March 27, 1994

STATE OF MISSISSIPPI

COUNTY OF HARRISON

Personally appeared before me, the undersigned authority in and for the aforesaid jurisdiction, Joe Lancon and Charmagne Lancon, who acknowledged that they signed and delivered the above and foregoing instrument on the day and year therein mentioned.

Given under my hand and seal of office on this the 14 day of JANUARY, 1993.

/s/ [ILLEGIBLE]
NOTARY PUBLIC
My Commission Expires:
My Commission Expires March 27, 1994

[SEAL]

STATEMENT OF FEES

First Page	$2.00

Add. Page at $1.00	14.00

Abstracting/Section at $1.00	3.00

Marginal Entry at .50

Total Fees	17.00

[SEAL]

STATE OF MISSISSIPPI, COUNTY OF HARRISON, SECOND JUDICIAL DISTRICT:

I hereby certify that this instrument was received and filed for record at 4 o’clock and 40 minutes P.M. on 26 day of January, A.D. 1993 and recorded January 26, 1993 in Records of Deeds                                      Book 251 Pages 289-303

G.N. [ILLEGIBLE], Chancery Clerk

By	/s/ [ILLEGIBLE]	, D.C.

93 - 229

EXHIBIT “A”

LEGAL DESCRIPTION:

That certain real property being situated in the City of Biloxi, Second Judicial District of Harrison County, Mississippi, and being described more particular as follows, to-wit:

Commencing at the intersection of the South line of a concrete sidewalk on the South margin of U.S.  Highway No. 90 with the East margin of Lameuse Street if said East margin were extended South, thence run S 0°35'11" E along said extension a distance of 234.96 feet to a point, thence S 89" 53' 06" E a distance of 4.19 feet to a point having co-ordinated values of N263731.954 and E483083.834 based on City Base Mapping Monuments 29 and 44, said point also being the Point-of-Beginning of the herein described parcel.

From said Point-of-Beginning continue S 89° 53' 06" E along the centerline of the existing seawall a distance of 65.00 feet to a point, thence S 0° 38' 16" E a distance of 50.00 feet to a point, thence N 89° 53' 06" W a distance of 18.92 feet to a point, thence S 0° 38' 16" E a distance of 30.69 feet to a point at the Southeast corner of the existing Seafood Market, thence N 89° 53' 06" W along the South line of said Seafood Market, a distance of 46.08 feet to a point on the West face of a concrete sidewalk, thence N 0° 38'16" W along said West face a distance of 80.96 feet to the Point-of-Beginning.

Said parcel contains 4,663.79 sq. ft. or 0.11 acres more or less.

STATEMENT OF FEES

First Page	$2.00

Add. Page at $1.00	15.00

Abstracting/Section at $1.00	1.00

Marginal Entry at .50

Total Fees	18.00

[SEAL]

STATE OF MISSISSIPPI, COUNTY OF HARRISON, SECOND JUDICIAL DISTRICT:

I hereby certify that this instrument was received and filed for record at 4 o’clock and 42 minutes P.M. on 4 day of March, A.D. 1993 and record March 4, 1993 in Records of Deeds                                      Book 252 Pages 635-650

G.N. [ILLEGIBLE], Chancery Clerk

By	/s/ [ILLEGIBLE]	, D.C.

93 - 569